NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:
Moosa E. Moosa             Jane Miller
Chief Financial Officer    Corporate Relations Manager
(603) 595-7000             (603) 594-8585 ext. 3346
                           Email: investorrelations@presstek.com


               PRESSTEK REPORTS SOLID SECOND QUARTER 2003 RESULTS
         - FOURTH CONSECUTIVE QUARTER OF STRONG OPERATING PERFORMANCE -


Hudson, NH--July 24, 2003--Presstek, Inc. (Nasdaq:PRST), a leading provider of direct digital imaging technology, today announced financial results for the second quarter ended June 28, 2003.

The company reported net income for the second quarter of 2003 of $1.8 million, or $0.05 per diluted share, compared to a net loss of $11.5 million, or $0.34 per diluted share, for the corresponding period in the prior year, and net income of $1.8 million, or $0.05 per diluted share, in the first quarter of 2003. Excluding special charges of $550,000 related to the company's workforce reduction announced in April 2003, the company's net income would have been $2.4 million, or $0.07 per diluted share, for the second quarter of 2003. The second quarter 2002 net loss included $10.7 million in inventory write-downs and other charges due to discontinued programs and special charges related to the repositioning activities, facilities consolidation and workforce reduction implemented by the company in June 2002. Revenue for the second quarter ended June 28, 2003 was $22.5 million, up 17% from $19.3 million in the same period a year ago, and flat from $22.4 million in the first quarter of 2003.

Presstek reported net income of $3.6 million for the first six months of 2003, or $0.11 per diluted share, compared to a net loss $11.3 million, or $0.33 per diluted share, for the same period last year. Net income for the first six months of 2003 includes the $550,000 in special charges mentioned above. The net loss for the first six months of 2002 includes $10.7 million in inventory write-downs and other charges mentioned above. Revenue for the six months ended June 28, 2003 increased 12% to $45.0 million, compared to $40.1 million in the first half of 2002.

Consumable revenue for the second quarter of 2003 was $13.6 million, compared to $12.1 million in the corresponding period in the prior year, and $13.6 million in the first quarter of 2003. Equipment revenue for the second quarter of 2003 totaled $7.7 million, up 20% from $6.4 million in the same period a year ago, and flat from the previous quarter.

Presstek's President and Chief Executive Officer Edward J. Marino said, "This quarter's results demonstrate the company's underlying strength and balance in its operations. While we anticipated a

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significant shortfall in equipment revenue in the second quarter due to the previously announced decrease in kit sales to Heidelberg, we were able to overcome the shortfall primarily with an increase in press sales from our new alliance with KPG and our ongoing efforts with KBA. With regard to our CTP business, we set another record for CTP sales in the second quarter. Unit sales of our CTP systems were up sequentially over the first quarter of 2003, and up 46% over the second quarter of 2002. As for consumables, sales of our Anthem plate again exceeded our expectations for the quarter, and were up 27% over the first quarter of 2003, and up 78% over the same period last year. These results are particularly encouraging as we are still facing weakness in both capital equipment spending and the printing industry."

Results for the second quarter of 2003 include an operating loss of $1.0 million before inter-company charges at the company's Lasertel subsidiary, compared to an operating loss of $2.6 million before inter-company charges in the corresponding quarter in the prior year. The $1.0 million Lasertel loss for the current quarter includes $79,000 in special charges related to the workforce reduction announced in April. The $2.6 million Lasertel loss for the corresponding quarter in the prior year includes $763,000 in inventory write-downs and special charges related to discontinued programs in June 2002. Lasertel reported an operating loss before inter-company charges of $1.1 million in the first quarter of 2003. Lasertel recorded $328,000 in revenue from sales to external commercial customers in the second quarter of 2003, up from $275,000 in the first quarter of 2003. Lasertel did not record any sales to external commercial customers in the second quarter of 2002.

Gross margins for the second quarter of 2003 were 43%, compared to 18% in the second quarter of 2002, and 42% in the first quarter of 2003. Gross margins for the quarter were favorably impacted primarily by lower warranty costs and unfavorably impacted by the mix of products sold. In the corresponding period a year ago, gross margins were significantly impacted by a $4.7 million charge (or 24 percentage points) related to inventory write-downs and other charges due to discontinued programs.

Operating expenses (being the sum of research & development and sales, general & administrative expenses) were $7.2 million in the second quarter of 2003, down from $8.7 million in the same period last year, and $7.5 million in the first quarter of 2003.

Chief Financial Officer Moosa E. Moosa said, "The results for this quarter include special charges of $550,000 related to severance costs associated with the workforce reductions completed in April of this year. The streamlining of our operations favorably impacted us in the current quarter by approximately $500,000 and is expected to produce a total cost savings of approximately $750,000 per quarter. We anticipate that we will continue to add resources in the marketing and sales areas, but believe that these additional costs will have a minimal effect on our ongoing cost structure."

Commenting on the balance sheet, Moosa said, "Our cash position continues to be very strong. During the second quarter, the company generated $3.5 million in cash from operations. Cash and cash equivalents at the end of the quarter were $23.1 million, compared to $20.6 million at the end of the first quarter of 2003. Total debt at the end of the quarter was down $790,000 from the previous quarter."

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Marino concluded, "We are pleased with our second quarter results. We believe that our business fundamentals are very strong, and that our marketing initiatives are beginning to show results. Our repositioning efforts are largely behind us and the Presstek management team is successfully leading the company through a business transformation. The strength of our business fundamentals positions us well and we plan to enter the next stage of the transformation, which is the strategic growth phase."

CONFERENCE CALL
Presstek's second quarter conference call is scheduled to take place at 11:00 a.m. (Eastern) on Thursday, July 24, 2003. In the call, the company intends to discuss its financial results, quarterly highlights and current expectations of future performance, as well as the company's OEM agreement with Heidelberg.

To participate in the call, dial (913) 981-4913. To listen to a live web cast of the call, log on to the Presstek's website, http://www.presstek.com, fifteen minutes prior to start time. The webcast will be archived and available for replay until midnight (ET) on July 31, 2003. You may also listen to a telephone replay of the call from 2:00 p.m. (ET) on July 24, 2003 to 12:00 a.m. (ET) on July 31, 2003, by dialing (888) 203-1112, access code 167485.

Presstek, Inc. is a leading developer of digital laser imaging and chemistry-free plate technologies for the printing and graphic arts industries. Marketed to world-leading press manufacturers and directly to end users, Presstek's patented DI(R), CTP and plate products eliminate photographic darkrooms, film and toxic processing chemicals, reduce the printing turnaround time and lower the production costs. The company's Lasertel subsidiary supplies it with the valuable resources necessary for its next generation laser imaging devices.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the results of and expected effects and benefits from the company's enhanced marketing and sales efforts, management's ability to successfully transform the company, the addition of marketing and sales resources and the costs of effects thereof, the company's expectations regarding the sale of products in general, the strength of the company's relationships with its partners (both on manufacturing and distribution), expectations regarding the effects and benefits of the streamlining of operations, including expected cost savings, the company's expectations regarding the improvement in the company's fundamentals, including the management of its financial controls, and expectations regarding future growth and profitability. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the company's dependency on its strategic partners (both on manufacturing and distribution), the risks of uncertainty of strategic alliances, the risks of uncertainty of patent protection, the introduction of competitive products into the marketplace, shortages of critical or sole-source component supplies, the availability and quality of Lasertel's laser diodes, manufacturing constraints or difficulties (as well as manufacturing difficulties experienced by our sub-manufacturing partners and their capacity constraints), the impact of general market factors in the print industry generally and the

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economy as a whole, market acceptance of and demand for the company's products and resulting revenue, the risk and impact of litigation, and other risks detailed in the company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002 and the company's other reports on file with the Securities and Exchange Commission. The words "looking forward," "believe(s)," "should," "plan," "may," "expect(s)," "anticipate(s)," "likely," "objective," "opportunity," and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Presstek undertakes no obligation to update any forward-looking statements contained in this news release.


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                                 PRESSTEK, INC.
                            STATEMENTS OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                      (In thousands, except per share data)
                                   (unaudited)

                                                           June 28,    June 29,
                                                             2003        2002
                                                           --------    --------
REVENUE:
 Product sales                                             $ 22,043    $ 17,997
 Royalties and fees from licensees                              476       1,296
                                                           --------    --------
       Total revenues                                        22,519      19,293
                                                           --------    --------

COSTS AND EXPENSES:
 Cost of products sold                                       12,890      15,915
 Research and product development                             1,874       2,446
 Selling, general and administrative                          5,281       6,255
 Special charges                                                550       5,961
                                                           --------    --------
       Total costs and expenses                              20,595      30,577
                                                           --------    --------

INCOME (LOSS) FROM OPERATIONS                                 1,924     (11,284)
                                                           --------    --------

INTEREST, NET                                                   (99)       (237)
                                                           --------    --------

INCOME (LOSS) BEFORE INCOME TAXES                             1,825     (11,521)
PROVISION FOR INCOME TAXES                                     --          --
                                                           --------    --------
NET INCOME (LOSS)                                          $  1,825    $(11,521)
                                                           ========    ========

EARNINGS (LOSS) PER SHARE - BASIC                          $   0.05    $  (0.34)
                                                           ========    ========

EARNINGS (LOSS) PER SHARE - DILUTED                        $   0.05    $  (0.34)
                                                           ========    ========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC           34,156      34,125
                                                           ========    ========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED         34,283      34,125
                                                           ========    ========



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                                 PRESSTEK, INC.
                            STATEMENTS OF OPERATIONS
                            FOR THE SIX MONTHS ENDED
                      (In thousands, except per share data)
                                   (unaudited)

                                                           June 28,     June 29,
                                                             2003         2002
                                                           --------    --------
REVENUE:
 Product sales                                             $ 43,332    $ 37,756
 Royalties and fees from licensees                            1,629       2,334
                                                           --------    --------
       Total revenues                                        44,961      40,090
                                                           --------    --------

COSTS AND EXPENSES:
 Cost of products sold                                       25,842      28,671
 Research and product development                             3,824       5,337
 Selling, general and administrative                         10,879      11,021
 Special charges                                                550       5,961
                                                           --------    --------
       Total costs and expenses                              41,095      50,990
                                                           --------    --------

INCOME (LOSS) FROM OPERATIONS                                 3,866     (10,900)
                                                           --------    --------

INTEREST, NET                                                  (251)       (438)
                                                           --------    --------

INCOME (LOSS) BEFORE INCOME TAXES                             3,615     (11,338)
PROVISION FOR INCOME TAXES                                     --          --
                                                           --------    --------
NET INCOME (LOSS)                                          $  3,615    $(11,338)
                                                           ========    ========

EARNINGS (LOSS) PER SHARE - BASIC                          $   0.11    $  (0.33)
                                                           ========    ========

EARNINGS (LOSS) PER SHARE - DILUTED                        $   0.11    $  (0.33)
                                                           ========    ========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC           34,149      34,123
                                                           ========    ========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED         34,211      34,123
                                                           ========    ========



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                                 PRESSTEK, INC.
                                 BALANCE SHEETS
                                 (In thousands)

                                                       June 28,     December 28,
                                                         2003           2002
                                                       ---------    ------------
                                                      (unaudited)
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                            $  23,066      $  17,563
  Accounts receivable, net                                16,602         15,108
  Inventories                                             10,055
                                                                         11,715
  Other current assets                                     1,158            554
                                                       ---------      ---------
        Total current assets                              50,881         44,940
                                                       ---------      ---------

PROPERTY, PLANT AND EQUIPMENT, NET                        49,022         52,291
                                                       ---------      ---------

PATENT APPLICATION COSTS, AND OTHER, NET                   4,223          4,565
                                                       ---------      ---------

TOTAL ASSETS                                           $ 104,126      $ 101,796
                                                       =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt                    $   3,241      $   3,045
  Accounts payable                                         3,700          3,331
  Accrued expenses                                         9,775          9,992
                                                       ---------      ---------
        Total current liabilities                         16,716         16,368
                                                       ---------      ---------

LONG-TERM DEBT, NET OF CURRENT PORTION                    11,921         13,662
                                                       ---------      ---------

STOCKHOLDERS' EQUITY:
  Common stock                                               342            341
  Additional paid-in capital                              97,510         97,403
  Accumulated deficit                                    (22,363)       (25,978)
                                                       ---------      ---------
        Total stockholders' equity                        75,489         71,766
                                                       ---------      ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 104,126      $ 101,796
                                                       =========      =========


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